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                                                                    EXHIBIT 3.29







                             THE COMPANIES ORDINANCE
                            COMPANY LIMITED BY SHARES





                             ARTICLES OF ASSOCIATION

                                       OF

                                 H.P.H. PRODUCTS
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                                   PRELIMINARY



1.    Second Schedule Excluded

      The articles contained in the Second Schedule of the Ordinance and all regulations thereof shall not apply to the Company.

2.    Interpretation

      (a) In these Articles the following terms shall bear the meaning ascribed to them below:

      the "Company" shall mean the above named company.

      the "Ordinance" shall mean the Companies Ordinance (New Version)
5743-1983.

      the "Memorandum" shall mean the Memorandum of Association of the Company, as originally registered and as it may from time to time be amended.

      the "Articles" shall mean the articles of association contained in these Articles, as originally registered and as they may from time to time be amended.

      (b) Terms and expressions used in the Articles and not defined herein, shall bear the same meaning as in the Ordinance in force on the date when the Articles first became effective.

      (c) Sections 2, 4, 5, 6, 7, 8, and 10 of the Interpretation Law 5741-1981, shall apply, mutatis mutandis, to the interpretation of the Articles.

      (d) The captions in the Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

3.    Private Company

      The company is a private company, and accordingly:

      (a) the right to transfer shares in the Company shall be restricted as hereinafter provided;

      (b) any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited;

      (c) the number of members of the Company for the time being (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after termination of such employment to be, members of the Company), shall not exceed fifty (50). Two or more persons who jointly hold one or more shares in the Company shall, for the purposes of this Article, be deemed a single member.



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                                  SHARE CAPITAL

4.    Initial Share Capital

      The initial share capital of the Company is Fifteen Thousand One Hundred New Israeli Shekels (NIS 15,100) divided into Fifteen Thousand One Hundred (15,100) Shares of One New Israeli Shekel nominal value each.

5.    Alteration of Share Capital

      The Company may, from time to time, by Special Resolution:

      (a) increase its share capital by any amount it thinks expedient by the creation of new shares. The power to increase the share capital may be exercised by the Company whether or not all the shares then authorized have been issued and whether or not all the shares theretofore issued have been called up for payment. Such Special Resolution shall set forth the amount of the increase, the number of the new shares created thereby, their nominal value and class, and may also provide for the rights preferences or deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

      (b) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

      (c) subdivide its issued or unissued shares, or any of them, into shares of smaller nominal value than is fixed by the Memorandum; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

      (d) convert all or any of its fully paid-up shares into stock. The provisions of these Articles applicable to fully paid-up shares shall apply to stock as well, and the words "share" and "shareholder" therein contained shall be deemed to include "stock" and "stockholder", respectively;

      (e) reconvert any stock into fully paid-up shares of any denomination or class;

      (f) cancel any shares which, at the date of the passing of the Special Resolution, have not been issued or agreed to be issued and diminish the amount of its share capital by the aggregate nominal value of the shares so cancelled;

      (g) subject to any approval or consent required by law, reduce its share capital in any manner whatsoever.



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                                     SHARES

6.    Rights Attached to Shares

      (a) Subject to any contrary provision of the Memorandum or the Articles, same rights, obligations and restrictions shall be attached to all the shares of the Company regardless of their denomination or class.

      (b) If at any time the share capital is divided into different classes of shares, the rights attached to any class may be modified or abrogated by the Company by Special Resolution, subject to the consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class or the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class.

      The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more Members present in person or by proxy and holding not less than fifty percent (50%) of the issued shares of such class.

      (c) The enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of Article 6(b), to modify or abrogate the rights attached to the issued shares of such class or of any other class.

7.    Issuance of Shares

      Issuance of shares of the Company shall be under the control of the Board of Directors, who shall have the exclusive authority to issue the Company's shares, in whole or in part, otherwise dispose of them or grant options to acquire the shares, to such persons and on such terms and conditions as the Board of Directors may think fit.

8.    Share Certificates

      (a) Each member shall be entitled to receive from the Company one (1) share certificate in respect of the shares of any class registered in his name on the Register of Members or, if approved by the Board of Directors, to several share certificates each for one or more of such shares.

      (b) Each share certificate issued by the Company shall be numerated, denote the class and serial numbers of the shares represented thereby and the name of the owner thereof as registered on the Register of Members, and may also specify the amount paid-up thereon. A share certificate shall be signed by the Company.

      (c) A share certificate denoting two or more persons as co-owners of the shares represented thereby shall be delivered to the person first named on the Register of Members in respect of such co-ownership.



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      (d) A share certificate defaced or defective, may be replaced upon being delivered to the Company and being cancelled. A share certificate lost or destroyed may be replaced upon furnishing of evidence to the satisfaction of the Board of Directors proving such loss or destruction and on condition that the Company be furnished with such indemnity or security as the Board of Directors may think fit.

      A member requesting replacement of a share certificate shall bear all the costs incurred by the Company in connection with the provisions of this Article.

9.    Registered Owner

      The Company shall be entitled to treat the person registered on the Register of Members as the holder of any share, as the absolute owner thereof, and accordingly, shall not be bound to recognize any trust or other right, whether at law or in equity, of any other person to or in respect of such share.

10.   Calls on Shares

      (a) The Board of Directors may, from time to time, make calls upon members in respect of any sum unpaid on their shares which is not, by the terms of issuance thereof, payable at a fixed time. Each member shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. Unless otherwise stipulated in the resolution of the Board of Directors, each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made. A call may contain a call for payment in installments.

      (b) Notice of any call shall be given in writing to the member(s) in question not less than fourteen (14) days prior to the time of payment as fixed therein. At any time before the due date of any such payment, the Board of Directors may, by a notice to the member(s), revoke such call, in whole or in part, postpone the designated date(s) of payment or change the designated place of payment.

      (c) If, by the terms of issuance of any share, any amount is made payable at any fixed time, such amount shall be payable at such a time, and the holder of the share shall he deemed, for all intents and purposes, to have duly received a call in respect of such payment.

      (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

      (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof at a rate equal to the then prevailing rate of interest for unauthorized overdrafts as charged by Bank Leumi Le-Israel B.M.

      The provision of this Article 10(e) shall in no way deprive the Company of, or derogate from, any other rights and remedies it may have against such member pursuant to the Articles or any pertinent law.



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      (f) The Board of Directors may allow any member to prepay any amount not yet payable in respect of his shares, and may approve the payment of interest for such prepayment at a rate as may be agreed upon between the Board of Directors and the member so prepaying.

      (g) Upon the issuance of shares of the Company, the Board of Directors may provide for the terms of payment of such shares, and may provide for differences among the allottees as to such terms.

11.   Forfeiture and Surrender

      (a) If any member fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

      (b) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of failure to pay the entire amount so payable within a period stipulated in the notice (which period shall be not less than fourteen (14) days), such shares shall be, ipso facto, forfeited. Prior to the expiration of such period, the Board of Directors may extend the period specified in the notice of forfeiture or nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of said amount.

      (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

      (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender by any member of all or any part of his shares.

      (e) Any share forfeited or surrendered as provided herein shall thereupon become the property of the Company, and the same may be reissued or otherwise disposed of as the Board of Directors may think fit.

      (f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay to the Company all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the member in question (but not yet due) arising from any cause whatsoever, whereupon all of such amounts shall forthwith become due and payable.



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      The Board of Directors may, at any time before any share so forfeited or surrendered shall have been reissued or otherwise disposed of to a third party, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 11.

12.   Lien

      The Company shall have, at all times, a first and paramount lien upon all the shares registered in the name of each member on the Register of Members, upon all the dividends declared in respect of such shares and upon the proceeds of the sale thereof, as security for his obligations. For the purposes of this
Article 12, the term "obligation" shall mean any and all present and future indebtedness which may at any time be owing by the member in question to the Company, however arising, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, liquidated or non-liquidated.

13.   Sale of Shares after Forfeiture or Surrender or in Enforcement of Lien

      Upon any sale of shares after forfeiture or surrender or in the course of enforcement of lien, the Company may appoint any person to execute an instrument of transfer of the shares so sold or any other instrument required to effect the sale, and shall be entitled to register the purchaser on the Register of Members as the holder of the shares so purchased. The purchaser shall not be obliged to check the regularity of the proceedings of forfeiture, surrender or enforcement of lien or the application of the purchase money, and after his name has been entered in the Register of Members in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only, and against the Company exclusively.

14.   Redeemable Shares

      Subject to any applicable law, the Company may issue redeemable shares and redeem the same.

                               TRANSFER OF SHARES

15.   Effectiveness of Transfer of Shares

      A transfer of title to shares of the Company, whether voluntarily or by operation of law, shall not confer upon the transferee any rights whatsoever towards the Company unless and until such time as the transfer has been approved by the Board of Directors, who shall have the absolute and unfettered discretion either to approve or disapprove any such transfer.

16.   Registration of Transfer

      A transfer of title to shares of the Company, if approved by the Board of Directors, shall be recorded in the Register of Members.



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17.   Procedure on Voluntary Transfer of Shares

      A member desiring to transfer to another person title to his shares, or any part thereof, shall give the Company a notice to this effect and furnish the Company with an instrument of transfer, in a form to be prescribed by the Board of Directors, duly executed by such member and the transferee.

18.   Procedure on Transfer of Shares by Operation of the Law

      Any person becoming entitled to shares of the Company by operation of law who desires to be registered as a member in respect thereof, shall furnish the Company with evidence, to the satisfaction of the Board of Directors, of his title to the shares.

                                GENERAL MEETINGS

19.   Annual General Meeting

      An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place as may be determined by the Board of Directors.

20.   Extraordinary General Meeting

      (a) All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings".

      (b) The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, and shall be obliged to do so upon receipt of requisition in writing in accordance with Section 109 of the Ordinance.

      (c) Members of the Company shall not be authorised to convene a General Meeting except as stated in Section 110 of the Ordinance.

21.   Notice of General Meeting

      (a) Not less than seven (7) days' prior written notice shall be given of any General Meeting to those Members entitled to attend thereat. Each such notice shall specify the place, the day and the hour of the General Meeting and the general nature of the matters to be discussed thereat. If the General Meeting is to consider the passing of a Special or Extraordinary Resolution, the notice shall set out the terms of such resolution.

      (b) The accidental omission to give notice of a meeting, or the non-receipt of notice by any member entitled to receive notice, shall not invalidate the proceedings at such meeting.

      (c) A member entitled to receive notices of General Meetings may waive such right, generally or in respect of a specific General Meeting, and shall be deemed to have waived such right with respect to any General Meeting at which he was present, in person or by proxy.



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22.   Quorum

      (a) One or more members present in person or by proxy and holding shares conferring in the aggregate more than fifty percent (50%) of the voting power of the Company, shall constitute a quorum at General Meetings. No business shall be considered or transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

      (b) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall, if convened upon requisition under
Section 110 of the Ordinance, be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place. The requisite quorum at an adjourned General Meeting shall be one or more members, present in person or by proxy, holding at least one share. The only business to be considered at an adjourned General Meeting shall be those matters which might have been lawfully considered and/or transacted at the General Meeting originally called if a requisite quorum had been present and adopt only such types of resolutions which could have been adopted at the General Meeting originally called.

23.   Chairman

      The Chairman, if any, of the Board of Directors or another person appointed by the Board of Directors, shall preside as Chairman at every General Meeting of the Company. The Chairman of any General Meeting shall not be entitled to a second or casting vote.

24.   Adoption of Resolutions at General Meetings

      (a) An Ordinary Resolution shall be deemed adopted if supported by members vested with more than fifty percent (50%) of the total voting power attached to the shares whose holders were present, in person or by proxy, at such meeting and voted thereon.

      (b) A Special or Extraordinary Resolution shall he deemed adopted if supported by members vested with seventy-five percent (75%) or more of the total voting power attached to the shares whose holders were present, in person or by proxy, at such meeting and voted thereon; provided, however, that an adoption of a Special Resolution shall be subject to a 21 days' prior notice of the General Meeting, as provided for in Section 115(a) of the Ordinance.

      (c) Any resolution put to the vote of a General Meeting shall be decided on a show of hands unless a poll is demanded, prior to a vote by a show of hands, by any member present in person or by proxy and entitled to vote at the meeting.

      (d) A declaration by the Chairman of the meeting that a resolution has been carried or lost, shall be conclusive evidence of the fact without proof of the proper contents of such a declaration or of the number or proportion of the votes recorded in favor of or against such resolution.



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25.   Resolutions in Writing

      A resolution in writing agreed upon by all members of the Company then entitled to vote at General Meetings, shall be deemed to have been adopted by a General Meeting duly convened and held. Unless otherwise specified in the resolution, same shall be deemed to have been adopted as an Ordinary Resolution.

26.   Voting Power

      Subject to the provisions of Article 27(a) below and subject to any other provision hereof pertaining to voting rights attached to shares of the Company, whether in general or in regards to a specific matter or matters, every member shall have one vote for each share registered in his name on the Register of Members, without regard to its nominal value, whether the vote is conducted by a show of hands or by a poll.

27.   Attendance and Voting Rights at General Meetings

      (a) No member shall be entitled to be present or vote at a General Meeting (or be counted as a part of the quorum thereat) unless all calls duly made and other sums then payable by him in respect of his shares in the Company have been paid up.

      (b) A corporate body being a Member of the Company and entitled to vote at or attend a General Meeting may exercise such rights by authorizing any person, whether in general or for a specific General Meeting, to be present or vote on its behalf. Upon the request of the Chairman of the General Meeting, written evidence of such authorization and its validation (in a form acceptable to the Chairman) shall be delivered to him.

      (c) (1) A member entitled to vote at or attend a General Meeting may appoint a proxy, whether in general or for a specific General Meeting, to exercise such rights.

            (2) The appointment of a proxy shall be in writing and shall be in the following form:

      "I, the undersigned, ________________________, being a member of
                        (name of member)
      ___________________________ hereby appoint ____________________, of
            (name of company)                       (name of proxy)
      __________________________ as my proxy to attend [and vote] on my behalf
         (address of proxy)
      at [any General Meeting of the Company] [the General Meeting to be held on the _____ day of _________, 19__] and at any adjournment thereof.

      Signed this ____ day of ___________, 19__ ______________________
                                                (signature of member)"



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            (3) The instrument appointing a proxy shall be delivered to the
Company not less than forty-eight (48) hours before the time designated for the pertinent General Meeting at which the person named in the instrument proposes to attend.

            (4) A proxy may not delegate his powers to any other person.

            (5) Termination of the appointment of a proxy shall be governed by the provisions of Section 14 of the Agency Law, 5725-1965.

      (d) If two or more persons are registered as joint owners of any share, the right to attend the General Meeting, if attached to such share, shall be conferred upon all of the joint holders, but the right to vote at the General Meeting, if attached to such share, shall be conferred exclusively upon the senior amongst the joint holders attending the General Meeting, in person or by proxy; and for this purpose seniority shall be determined by the order in which the names stand on the Register of Members.

                               BOARD OF DIRECTORS

28.   Powers of Board of Directors

      (a) The Board of Directors shall be vested with the exclusive authority to exercise all of the Company's powers which are not, by the Ordinance, the Memorandum, the Articles or any applicable law, required to be exercised or done by the Company in General Meeting.

      (b) Without derogating from the above, the management of the business of the Company shall be vested exclusively in the Board of Directors.

29.   Exercise of Powers of Board of Directors

      (a) The powers conferred upon the Board of Directors shall be vested in the Board as a collective body, and not in each one or more of the directors individually, and all such powers may be exercised by the Board of Directors by passing resolutions in accordance with the provisions of the Articles.

      (b) A resolution proposed at any meeting of the Board of Directors shall be deemed to have been passed by the Board if voted for by a majority of the directors attending such meeting.

      (c) A resolution in writing to which all of the directors then in office have given their written consent shall be deemed to have been unanimously adopted by the Board of Directors in a meeting duly convened and held.

30.   Committees of Directors

      The Board of Directors may delegate any or all of its powers to committees, each consisting of two or more Directors, and it may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any regulations as may be prescribed from time to time by the Board of Directors.



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31.   Number of Directors

      Until otherwise determined by Special Resolution of the Company, the Board of Directors shall consist of not less than 1 but not more than 6.

32.   Appointment and Removal of Directors

(a) The directors shall be elected, from time to time, by Ordinary Resolution passed at a General Meeting of the Company. Likewise, removal of any director or filling vacancy, however created, in the Board of Directors shall be effected by Ordinary resolution of the Company in its General Meeting.

(b) Notwithstanding the provisions of Article 32(a), the holders of shares conferring a majority of total voting power attached to all of the shares of the Company, may, from time to time, appoint directors, remove directors and fill any vacancy, however created, in the Board of Directors.

(c) The powers conferred pursuant to Article 32(b) shall be exercisable by serving the Company with written notice and shall take effect on the date specified in such notice, or upon the delivery to the Company, whichever is the later.

(d) The first members of the Board of Directors, as from the date of incorporation of the Company, shall be:

      (1) Mark Hughes

      (2) Larry Thompson

      (3) Christopher Pair

33.   Qualification of Directors
      No person shall be disqualified to serve as a director by reason of his not holding shares in the Company or by reason of his having served as a director in the past.

34.   Effect of Vacancy

      In the event of a vacancy, however created, in the Board of Directors, the remaining directors, if not less than the requisite quorum as provided in
Article 41 hereof, may continue to act in every matter.

35.   Vacation of Director's Office

      The office of a director shall he vacated:

      (1) upon his death;

      (2) on the date at which he is declared a bankrupt or, if the director is a corporation, is put in liquidation;



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      (3) on the date he is declared legally incapacitated;

      (4) on the date as fixed in the resolution electing him to his office or in the notice of his appointment, as the case may be;

      (5) on the date fixed in the resolution or notice of his removal or on the date of receipt of such notice by the Company, whichever is later;

      (6) on the date fixed in a written notice of resignation given by him to the Company or on the date of receipt of such notice by the Company, whichever is later.

36.   Remuneration of Directors

      No director shall be paid any remuneration by the Company for his services as Director except as may be otherwise provided by the Board of Directors.

37.   Conflict of Interests

      (a) A director having, directly or indirectly, an interest in any existing transaction to which the Company is a party, or in which the Company has an interest, shall give the Company a notice thereof disclosing the nature of his interest in the transaction.

      (b) A director shall not be disqualified from holding his office by virtue of having an interest in any such transaction, nor shall he be deprived of his right to attend a meeting at which such transaction is considered, to be counted at the quorum present at the meeting or to express his opinion in the matter; but he shall not be entitled to vote for or against such transaction or in respect of any matter relating thereto.

      (c) The deprivation of the voting right as provided in Article 37(b) shall not apply to:

            1. any arrangement for giving any director a security, a guarantee or an indemnity in respect of moneys lent by him to the Company or obligations undertaken by him for the benefit of the Company;

            2. any arrangement for giving any third party a security, a guarantee or an indemnity in respect of an indebtedness of the Company for which the director has assumed responsibility, in whole or in part, by way of a guarantee, an indemnity or giving a security;

            3. any transaction, the subject matter of which is the issuance of shares or debentures to any director.

      (d) A director may hold any other office under the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his appointment to such office. The provisions of
Article 37(b) shall apply to any meeting of the Board of Directors whereat a director is appointed to hold such office or whereat the terms of any such appointment are considered and determined.



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      (e) A director may be engaged by the Company in rendering professional services to the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his engagement. The provisions of Article 37(b) shall apply to any meeting of the Board of Directors whereat such engagement of a director and its terms are considered and determined.

38.   Alternate Director

      (a) A director may, by written notice to the Company, appoint an alternate for himself (hereinafter referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

      (b) Any notice given to the Company pursuant to Article 38(a) shall become effective on the date fixed therein or upon receipt thereof by the Company, whichever is later.

      (c) An Alternate Director shall have all the rights and obligations of the director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors of any Committee thereof while the director who appointed him is present.

      (d) Any person, whether or not he be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of directors for whom he acts as Alternate Director. If an Alternate Director is also a director in his own right, his rights as an Alternate Director shall be in addition to his rights as a director.

      (e) An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the director(s) who appointed him.

      (f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 35, and such office shall ipso facto be vacated if the director who appointed such Alternate Director ceases to be a director.

39.   Meetings of the Board of Directors

      Subject to Articles 40 and 41 below, the Board of Directors may meet, adjourn its meetings and otherwise regulate such meetings and proceedings as it deems fit.

40.   Convening Meetings of the Board of Directors

      (a) The Chairman of the Board or any number of directors constituting not less than one-third of the whole Board of Directors may, at any time, convene a meeting of the Board of Directors, by giving to each of the other directors at least four (4) days' prior notice thereof. Such notice shall specify the exact time and place of the meeting so called and the general nature of the business to be considered and transeted thereat.

      (b) The accidental omission to give notice of a meeting, or the non-receipt of notice by any director, shall not invalidate the proceedings at such meeting.

      (c) A director may waive his right to receive notice of any meeting, in general or in respect of a specific meeting, and shall be deemed to have waived such right with respect to any meeting at which he was present.

41.   Quorum

      A majority of the number of directors as specified in or determined pursuant to Article 31 hereof (as the case may be) shall constitute a quorum at meetings of the Board of Directors. No business shall be considered or transacted at any meeting of the Board of Directors unless the requisite quorum is present when the meeting proceeds to business.

42.   Chairman of the Board of Directors

      The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in his place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present, or if he is unwilling to take the chair, the directors present shall choose one of their number to be the chairman of such meeting.

43.   Validity of Acts of Directors Despite Defects

      All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants, or any of them, in such meetings, or that they, or any of them, were disqualified, be as valid as if there was no such defect or disqualification.

                                 GENERAL MANAGER

44.   General Manager

      (a) The Board of Directors may, from time to time, appoint one or more persons, whether or not directors, as General Manager(s) of the Company, either for a fixed term or without any limitation of time, and may confer powers, authorities and rights or impose duties upon such person or persons and fix his or their salaries and emoluments as the Board of Directors may deem fit.

      (b) Notwithstanding the provisions of any agreement between the General Manager and the Company, the Company shall be vested with the power, exercisable by a resolution of the Board of Directors, to remove the General Manager from his office or to revoke or alter his powers, authorities, rights, duties or salary.

                                     MINUTES

45.   Minutes

      (a) The proceedings of each General Meeting, meeting of the Board of Directors and meeting of Committee of Directors shall be recorded in the minutes of the Company. Such minutes shall set forth the names of the persons present at every such meeting and all resolutions adopted thereat and shall be signed by the chairman of that meeting.

      (b) Any minutes purporting to be executed and signed as aforesaid, shall constitute evidence that the meeting was duly held and conducted as recorded in the minutes, unless proven otherwise.

                              DIVIDENDS AND PROFITS

46.   Declaration of Dividends

      (a) The Board of Directors may from time to time declare such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company.

      (b) The General Meeting may, by Ordinary Resolution, declare a final dividend for a fiscal year of the Company, provided that the amount of dividend so declared does not exceed the amount of final dividend proposed by the Board of Directors.

      (c) Subject to any special or qualified rights conferred upon the holders of shares as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividends are declared and paid, but where no amount has been paid on account of any shares whatsoever, dividends may be declared and paid up according to the nominal value of the shares. Where an amount has been prepaid on account of shares and the Company agrees to pay interest to the holder thereof by reason of such prepayment, the amount so prepaid shall not be deemed, for the purposes of this Article, to be payment on account of such shares.

      (d) Notice of the declaration of a dividend shall be given to all those entitled to such dividend.

47.   Payment of Dividends Exclusively from Profits

      No dividend shall be paid otherwise than out of the profits of the Company.

48.   Interest on Dividend

      The Company shall not be obliged to pay and shall not pay interest on any declared dividend.

49.   Payment of Dividends

      Subject to Article 50, any declared dividend may be paid by check to the order of the person entitled to receive such dividend (and if there are two or more persons entitled to the dividend in respect of the same share - to the order of any one of such persons) or to the order of such person as the person entitled thereto may by writing direct. Every such check shall be sent to the address of the payee, as notified to the Company.

50.   Payment in Specie

      Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company in its General Meeting, a dividend may be paid, in full or in part, by the distribution of specific assets of the Company or by distribution of shares or debentures of the Company or of any other company, or in any one or more of such ways.

51.   Setting-Off Dividends

      Where the Company is obliged to pay dividends or other amounts in respect of shares, same may be set-off by the Company against any indebtedness, however arising, liquidated or non-liquidated, of the person entitled to receive the dividend.

      The provisions contained in this Article shall not prejudice the right of the Company to other remedies available to it pursuant to the Articles or any applicable law.

52.   Unclaimed Dividends

      (a) Dividends unclaimed by the person entitled thereto within thirty (30) days after the date they become payable, may be invested or otherwise used by the Company, as it deems fit, until claimed; but the Company shall not be deemed a trustee in respect thereof.

      (b) Any dividend unclaimed after a period of seven (7) years from the date the same become payable, shall be forfeited and shall revert to the Company, unless otherwise directed by the Board of Directors.

53.   Reserves and Funds

      (a) The Board of Directors may, before recommending distribution of any dividend, resolve to set aside out of the profits of the Company or out of an asset revaluation fund and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board of Directors may also determine that any such sums which it deems prudent not to distribute as dividends, be carried forward and remain as such at the disposal of the Company, without placing same to reserve.

      (b) The Board of Directors may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and create an assets revaluation fund out of the revaluation surplus, if any.

54.   Capitalization of Profits

      (a) Upon the recommendation of the Board of Directors, the Company in General Meeting may resolve that it desires to capitalize all or any part of its moneys or assets standing to the credit of any reserve fund or to the credit of the profit and loss account or otherwise available for distribution as dividend (including moneys or assets received as premiums on shares or debentures), and direct accordingly that such moneys or assets be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that same be not paid in cash or in specie but be applied towards paying up any amounts for the time being unpaid on any issued shares held by such members and/or towards paying up in full the consideration (as shall be fixed in said resolution) for shares or debentures of the Company to be issued to such members credited as fully paid up.

      (b) Whenever such a resolution as aforesaid shall have been passed, the Board of Directors shall make all appropriations and applications of the moneys or assets resolved to be capitalized thereby, and generally shall do all acts and things required to give effect thereto. The Board of Directors may authorize any person to enter on behalf of all members entitled thereto to an agreement with the Company providing for the issuance of any shares or debentures, credited as fully paid, to which they may be entitled upon such capitalization or for the payment upon their behalf, by the application thereto of their proportions of the moneys or assets resolved to be capitalized, of the amounts or any part thereof remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                BRANCH REGISTERS

55.   Authority to Keep Branch Registers

      The Company may keep branch registers in any reciprocal state.

56.   Provisions in Respect of Keeping Branch Registers

      Subject to the provisions contained in part E of Chapter C of the Ordinance, the Board of Directors shall be authorized to make such rules and procedures in connection with the keeping of such branch registers as it may, from time to time, think fit.

                                     NOTICES

57.   Notices in Writing

      Unless otherwise prescribed by the Board of Directors, all notices pursuant to the Articles shall be in writing.

58.   Addresses for Receipt of Notice

      Each member and each director shall furnish the Company with an address for the receipt of any notice, document or other communication relating to the Company, its business or affairs.

59.   Receipt of Notice

      A person shall be deemed to have received any notice, document or other communication if and when same comes to his attention or is received by him or at the address furnished by him to the Company pursuant to Article 58.

      The Company shall be deemed to have received any notice, document or other communication if and when same is received at its registered address or principal place of business.

                                    INDEMNITY

60.   Indemnity of Directors and Officers

      The Company may indemnify any director or officer for the time being of the Company against any liability incurred by him in defending any proceeding, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in which relief under Section 90 of the Ordinance is granted to him by the court.

                                   WINDING UP

61.   Distribution of Assets

      If the Company be wound up, then, subject to the provisions of any applicable law and to any special or restricted rights attached to a share, the assets of the Company in excess of its liabilities shall be distributed among the members in proportion to the paid-up capital of the Company attributable to the shares in respect of which such distribution is being made. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be the nominal value of such share, provided, however, that if less than the full issuance price of such share has been paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company on the share bears to its full issuance price.

We, the undersigned, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares set opposite our respective names:

--------------------------------------------------------------------------------
                                             No. of
Name                  Address                Shares            Signature
--------------------------------------------------------------------------------
Herbalife             9800 La Cienega Blvd.      99   Herbalife
International, Inc.   Inglewood, CA  90301            International, Inc.
                      U.S.A.
                                                      By    /s/ Neil J. Wilkof
                                                        ------------------------
                                                           Neil J. Wilkof, Adv.
                                                        pursuant to a power of
                                                        attorney dated 13.12.90
Herbalife             9800 La Cienega Blvd.       1   Herbalife
International of      Inglewood, CA  90301            International of
America, Inc.         U.S.A.                          America, Inc.

                                                      By    /s/ Neil J. Wilkof
                                                        ------------------------
                                                           Neil J. Wilkof, Adv.
                                                        pursuant to a power of
                                                        attorney dated 13.12.90
--------------------------------------------------------------------------------

The 18 day of December, 1990.


Witness to signatures:


----------------------------